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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report on the Consolidated Financial Statements of Gabelli Funds, Inc. and subsidiaries dated March 11, 1998, in Amendment No. 4 of this Registration Statement on Form S-1 (No. 333-51023) and the related Prospectus of Gabelli Asset Management Inc. to be filed on or about February 9, 1999.


                                          /s/ Ernst & Young LLP

New York, New York

February 9, 1999